SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 21, 2002
                               ----------------

                             NTL (DELAWARE), INC.
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              (Exact Name of Registrant as Specified in Charter)


  Delaware                         0-25691                  13-4051921
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 (State or Other                 (Commission               (IRS Employer
 Jurisdiction of                  File Number)           Identification No.)
 Incorporation)

                110 East 59th Street, New York, New York 10022
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              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (212) 906-8440
                                ---------------

         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




Item 5.    Other Events.
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         NTL Incorporated announced on February 21, 2002 that it has signed an agreement with Macquarie Bank to sell its Australian broadcast business for A$850 million (US$ 442 million) in an all cash transaction which is not subject to financing. The press release attached hereto is incorporated herein in its entirety by this reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
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           Exhibits

99.1      The full text of the press release is attached to this report as
          Exhibit 99.1.










                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NTL (DELAWARE), INC.
                                 (Registrant)

                                 By:/s/ Richard J. Lubasch
                                 ----------------------------
                                    Name: Richard J. Lubasch
                                    Title:   Executive Vice President, General
                                             Counsel and Counsel



Dated: February 22, 2002






                                 EXHIBIT INDEX
                                 -------------

Exhibit
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99.1    Press release, dated February 21, 2002





                                                               Exhibit 99.1


NTL to sell Australian Broadcast Business for A$850 million

New York, February 21, 2002- NTL Incorporated (NYSE: NLI; NASDAQ Europe:
NTLI), the UK's leading broadband services company, announced today that it has signed an agreement with Macquarie Bank to sell its Australian broadcast business for A$850 million (US$ 442 million) in an all cash transaction which is not subject to financing. The transaction is subject to customary closing conditions. At present, the business' bank debt outstanding totaled A$227 million (US$118 million).

NTL Australia owns and operates the most extensive terrestrial broadcast transmission network in Australia with over 98% population coverage provided from 578 sites located across metropolitan, regional and rural areas. For the year ended December 31, 2001, NTL Australia's revenues were approximately A$119 million (US$62 million) generating EBITDA of approximately A$52 million ($27 million). NTL's Australian operations also include a 51% share in a joint venture, NTLT, with two Australian regional broadcasters (WIN Television and Southern Cross Broadcasting) operating a carrier grade wholesale microwave telecommunications network along the east coast of Australia.

Barclay Knapp, Chief Executive Officer of NTL, said today:

" We are extremely pleased with the transaction that we have agreed today with Macquarie Bank. The strong level of interest shown throughout the competitive sale process endorses the quality of NTL Australia; a franchise which has consistently performed above our expectations. However, given the focus on our core businesses in Europe and the principle of maximizing stakeholder value, we believe that today's transaction allows us to achieve both objectives. We are also confident that Macquarie Bank will build on our achievements and continue the seamless roll-out of digital technology in Australia."

more on ntl
o NTL offers a wide range of communications services to homes and business customers throughout the UK, Ireland, Switzerland, France, Germany and Sweden. Over 20 million homes are located within the NTL's group franchise areas, covering major European cities including London, Paris, Frankfurt, Zurich, Stockholm, Geneva, Dublin, Manchester and Glasgow. NTL and its affiliates collectively serve over 8.5 million residential cable telephony and Internet customers.

o In the UK, over 11 million homes are located within NTL's fibre-optic broadband network, which covers nearly 50% of the UK including, London, Manchester, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast. NTL Home now serves around 3 million residential customers.

o NTL Business has more than (pound)500 million in annual revenues and customers include Royal Bank of Scotland, Tesco, Comet, AT&T and Orange. NTL offers a broad range of technologies and resources to provide complete multi-service solutions for businesses from large corporations to local companies.

o NTL Broadcast has a 47-year history in broadcast TV and radio transmission and helped pioneer the technologies of the digital age. 22 million homes watch ITV, C4 and C5 thanks to NTL's broadcast transmitters. With over 2300 towers and other radio sites across the UK, NTL also provides a full range of wireless solutions for the mobile communications industry.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be different from those contemplated. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

For further information:

In the US:

Media:
Steve Lipin / Tim Payne Brunswick Group
+1 212 333 3810
+1 917 853 0848

Analysts:
John F. Gregg, Senior Vice President - Chief Financial Officer
Bret Richter, Vice President - Corporate Finance and Development
+1 212 906 8447

In the UK:

Media:
Alison Kirkwood, Media Relations, +44 (0) 1256 752 662 / 07788 186 154
Mike Smith / Jonathan Glass Brunswick Group
+44 (0)207 404 5959

Analysts:
Nigel Roberts,  Group Treasurer
+44 (0)207 909 2018

In Australia:

Macquarie Bank:
Lisa Jamieson, +61 402 001 841
Lisa.jamieson@macquarie.com.au